Exhibit 10.43

LOAN AND SECURITY AGREEMENT

MMB Holdings LLC,

as Lender,

and

Zoo Entertainment, Inc., Zoo Games, Inc., Zoo Publishing, Inc., and indiePub, Inc.,

as Borrowers,

Dated: March 9, 2012

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Table of Contents

(continued)

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Table of Contents

(continued)

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LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”) is made as of March 9, 2012 (the “Closing Date”), among Zoo Entertainment, Inc., a Delaware corporation (“Zoo Entertainment”), Zoo Games, Inc., a Delaware corporation (“Zoo Games”), Zoo Publishing, Inc., a New Jersey corporation (“Zoo Publishing”), and indiePub, Inc., a Delaware corporation (“indiePub,” and, together with Zoo Entertainment, Zoo Games and Zoo Publishing, the “Borrowers”), and MMB Holdings LLC, a Delaware limited liability company (the “Lender”).

Recitals

Whereas, the parties hereto wish for the Lender to provide the Borrowers with loans pursuant to this Agreement (the “Loans”) (a) for purposes of paying and satisfying most of the Borrowers’ obligations under that certain Second Amended and Restated Factoring and Security Agreement, dated as of October 28, 2011, as amended by (i) the First Amendment thereto, dated as of January 5, 2012, (ii) the Second Amendment thereto, dated as of January 30, 2012, (iii) the Third Amendment thereto, dated as of February 14, 2012, and (iv) the Fourth Amendment thereto, dated as of February 29, 2012 (the “Factoring Agreement”), (b) for purposes of settling, at a discount, claims existing on or prior to the Closing Date of unsecured creditors of the Borrowers (the “Existing Unsecured Claims”), and (c) for other purposes permitted under this Agreement;

Now, therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions and Interpretation

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

Account Debtor: any Person who is or may be obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

Accounts: all “accounts”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

Affiliate: with respect to any Person, (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Affiliate of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (x) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors (or equivalent control persons) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract, exercise of voting rights or otherwise; provided that the Borrowers, on the one hand, and the Lender and its Affiliates, on the other hand, shall not be deemed to Affiliates of each other.

Books and Records: means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in the State of California or the State of Ohio are authorized or required by law to close.

Capital Stock: all certificated and uncertificated stock, shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 promulgated under the Securities Exchange Act of 1934).

Chattel Paper: all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

Collateral Account: a lockbox or blocked account under the dominion and control of the Lender, maintained at a banking institution to be designated by the Lender into which all cash, checks, notes, drafts and other similar items relating to or constituting Proceeds of or payments made in respect of any Collateral shall be deposited.

Commercial Tort Claims: all “commercial tort claims” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

Common Stock: the common stock of Zoo Entertainment, par value $0.001 per share, as it exists on the Closing Date, and any shares of any class or classes of Capital Stock of Zoo Entertainment resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving Zoo Entertainment that is otherwise permitted hereunder in which Zoo Entertainment is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Zoo Entertainment and which are not subject to redemption by Zoo Entertainment; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Obligations shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Contractual Obligation: with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Default: any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

Deposit Accounts: all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

Disposition: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

Documents: all “documents”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

Drawdown Date: the date on which a Drawdown is funded by the Lender, which in all events shall be a Business Day.

Equipment: all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Factoring Agreement Liens: the Liens granted under the Factoring Agreement and related documents that are in existence prior to the Closing Date to secure Zoo Publishing’s obligations under the Factoring Agreement.

Fixtures: all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

GAAP: generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

General Intangibles: all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Capital Stock and Investment Property, and rights of indemnification.

Goods: all “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC.

Goodwill: all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

Governmental Authority: any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Indebtedness: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (f) all obligations of such Person as a guarantor with respect to any obligations of the kind referred to in clauses (a) through (e) above, and (g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but in the case of this clause (g) only to the extent of the fair market value of such property, if less than such obligation.

Instruments: all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

Insurance: (a) all insurance policies covering any or all of the Collateral (regardless of whether the Lender is the loss payee thereof), and (b) any key man life insurance policies.

Intellectual Property: any and all Licenses, patents, patent registrations, copyrights, copyright registrations, trademarks, trademark registrations, domain names, trade secrets and customer lists.

Inventory: all “inventory”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

Investment Property: (a) all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, and (b) whether or not constituting “investment property” as so defined, all Pledged Equity Interests.

Lender’s Liens: the Liens granted under the Loan Documents in favor of the Lender, including the Liens granted under Article IV with respect to the Collateral.

Letter-of-Credit Rights: “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

License: any rights under any written agreement now held or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person, including the Trademark Security Agreement.

Lien: any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

Loan Balance: as of any date, the aggregate outstanding principal amount of all of all Loans as of such date.

Loan Documents: collectively, (a) this Agreement, (b) the Promissory Note, (c) the Trademark Security Agreement, (d) the Warrant, and (e) each other agreement, instrument or document executed and delivered by any Borrower in connection with the transactions contemplated by any of the foregoing (including, upon their execution and delivery by the Borrower, the agreements described in Sections 6.3(a)(i) and 6.3(b)).

Material Adverse Effect: a material adverse effect on (a) the condition, operations, assets, or business of any Borrower, (b) any Borrower’s ability to pay the Obligations in accordance with the terms hereof or perform this Agreement or any other Loan Document, (c) the value of the Collateral, the Lender’s Liens or the priority of any of the Lender’s Liens, or (d) the legality, validity or enforceability of this Agreement or any other Loan Document or any of the Lender’s remedies hereunder or thereunder.

Obligations: the Loan, all advances, debts, liabilities, obligations, fees, expense reimbursement obligations (including pursuant to Section 9.3), covenants and duties owing by the Borrowers to the Lender (or any Person that directly or indirectly controls or is controlled by or is under common control with the Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether arising under this Agreement or the other Loan Documents, including all interest (including interest accruing at the then applicable rate provided in this Agreement and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges or any other payments any Borrower is required to make by law or otherwise arising under or as a result of this Agreement or the other Loan Documents, together with all reasonable expenses and reasonable attorneys’ fees chargeable to any Borrower’s account or incurred by the Lender in connection with any Borrower’s account whether provided for herein or in any other Loan Document.

Organizational Documents: means (a) with respect to any corporation, the certificate or articles of incorporation (or equivalent) and the bylaws of such corporation, (b) with respect to any general or limited partnership, the certificate of formation (or equivalent) and partnership agreement (if any) of such partnership, (c) with respect to any limited liability company, the certificate of formation (or equivalent) and limited liability company agreement or operating agreement (or equivalent) of such limited liability company, and (d) with respect to any other legal entity, the equivalent formation and governing documents of such entity.

Payment Date: (a) each June 30 (or, if such day is not a Business Day, then the first Business Day thereafter), (b) each December 31 (or, if such day is not a Business Day, then the first Business Day thereafter), and (c) the Maturity Date.

Payment Intangibles: all “payment intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, all General Intangibles under which any Account Debtor’s principal obligation is a monetary obligation.

Person: any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

Pledged Equity Interests: all Capital Stock now owned or hereafter acquired by any Borrower, including all shares of Capital Stock described on Schedule 4.1(a) hereto and the certificates (if any) representing such shares and any interest of such Borrower in the entries on the books of the issuer of such Capital Stock, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

Proceeds: all “proceeds”, as such term is defined in the UCC and, in any event, including: (a) all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any Collateral; (b) all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority); (c) all claims of any Borrower against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) all recoveries by any Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, any Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Capital Stock; and (f) all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Borrower Collateral and all rights arising out of Borrower Collateral.

Receivable: all Accounts and any other any right to payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligations or collateral securing such Receivables.

Remaining Drawdown Amount: as of any date of determination, the excess of (x) Four Million Three Hundred Eighty One Thousand One Hundred and Ten Dollars ($4,381,110) over (y) the sum of (i) the Factoring Agreement Rollover Advance, (ii) the Initial Advance and (iii) all Drawdowns.

Restricted Payment: (a) the declaration or payment of any dividend or distribution or the incurrence of any liability or obligation to make any other payment, dividend or distribution of cash or other property or assets (including any stock dividend) on or in respect of the Borrower’s equity interests; (b) any payment or distribution made in respect of any indebtedness other than the Loan or other indebtedness expressly permitted hereunder or permitted by the Lender in writing; (c) any payment on account of the purchase, redemption, defeasance or other retirement of the Borrower’s equity interests or indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; or (d) any payment, loan, contribution, or other transfer of funds or other property to the Borrower’s equity holders that is not expressly and specifically permitted in this Agreement.

Responsible Officer: as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of a Borrower.

Requirement of Law: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Securities Account: as defined in the UCC.

Software: all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

Solvent: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law.

Subsidiary: with respect to any Person, a corporation or other entity whose shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors (or equivalent controlling persons) of such corporation or entity, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

Supporting Obligations: all “supporting obligations” as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

Transactions: collectively, the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, including the borrowing and lending contemplated by this Agreement.

UCC: the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that if, by reason of mandatory provisions of any Requirement of Law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, then the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to articles and sections of, and exhibits and schedules to, this Agreement; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 UCC Terms. All terms defined in the UCC and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the UCC. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Borrower, shall refer to such Borrower’s Collateral or the relevant part thereof. The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Obligations. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

1.4 Accounting Terms; GAAP. Any accounting terms used in this Agreement (whether or not capitalized) which are not specifically defined herein shall have the meanings customarily ascribed to such terms in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

1.5 Joint and Several Obligations. Each Borrower agrees that its obligations and liabilities under this Agreement and all other Loan Documents are joint and several obligations with the other Borrowers. Each Borrower acknowledges and agrees that it receives a benefit from the availability of credit under this Agreement to itself and to the other Borrowers.

Article II

The Loans

2.1 The Loans.

(a) Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth in this Agreement, the Lender hereby agrees to make Loans to the Borrowers, as follows:

(i) on the Closing Date, the Lender shall make a Loan to the Borrowers in an amount equal to One Million Eight Hundred Thirty One Thousand One Hundred and Ten Dollars ($1,831,110) (the “Factoring Agreement Rollover Advance”), which the Borrowers shall use solely for purposes of satisfying most of the Borrowers’ obligations under the Factoring Agreement;

(ii) on the Closing Date, the Lender shall make a Loan to the Borrowers in an amount equal to Five Hundred Eighty-Three Thousand Forty-Eight Dollars ($583,048) (the “Initial Advance”), which the Borrowers shall use solely for purposes of settling Existing Unsecured Claims identified on the certificate delivered pursuant to Section 3.1(a)(vii), upon terms and conditions satisfactory to the Lender in its sole discretion; and

(iii) subject to the satisfaction of the conditions set forth in Section 3.2, the Lender shall make additional Loans to the Borrower from time to time (each such additional Loan, a “Drawdown”), up to an aggregate amount not to exceed One Million Nine Hundred Sixty-Six Thousand Nine Hundred Fifty-Two Dollars ($1,966,952) (the “Maximum Drawdown Amount”), which the Borrowers shall use solely for purposes approved by the Lender in its sole discretion.

(b) All Loans shall be evidenced by a promissory note substantially in the form attached hereto as Exhibit A (the “Promissory Note”). The Lender may make notations upon such Promissory Note from time to time, including to reflect the making of Loans from time to time, and any such notation shall be deemed to be conclusive and binding upon the Borrowers except to the extent of manifest error.

2.2 Drawdown Procedure.

(a) So long as no Default or Event of Default has occurred and is continuing the Borrowers may, at any time prior to September 30, 2012, request Drawdowns pursuant to this Section 2.2 by delivery of written notice (a “Borrowing Notice”) to the Lender no later than ten Business Days prior to the date on which funding of the Drawdown is sought. The Borrower Notice shall:

(i) state the amount of such Drawdown;

(ii) state the date on which funding of the Drawdown is sought, which shall be a Business Day;

(iii) state the Remaining Drawdown Amount before giving effect to such Drawdown and the Remaining Drawdown Amount after giving effect to such Drawdown;

(iv) contain a reasonably detailed description of the purposes for which such Drawdown will be used, including, in the case such Drawdown is for purposes of settling Existing Unsecured Claims, the particular Existing Unsecured Claims to be settled and the material terms and conditions of such settlement;

(v) contain wire instructions for the Borrowers’ account to which such Drawdown is to be funded;

(vi) contain a certification from a Responsible Officer of each of the Borrowers that no Default or Event of Default has occurred and is continuing; and

(vii) contain such other information as the Lender may require from time to time to be included in Borrowing Notices.

(b) The Lender’s obligation to lend, and the Borrower’s right to borrow, any Drawdown shall be subject to the satisfaction, on and as of the applicable Drawdown Date, of the conditions precedent specified in Section 3.2.

2.3 Interest.

(a) The Loan Balance shall accrue interest at the rate of 10% per annum; provided that, effective upon the occurrence of any Default or Event of Default and for so long as any Default or Event of Default shall be continuing, such rate shall automatically be increased to 18% per annum; provided further that in the event any such rate exceeds the maximum interest rate permitted under law, then such interest rate shall be the maximum interest permitted under law. All interest hereunder shall be computed on the basis of actual days elapsed in a year of 360 days.

(b) On each Payment Date, the Borrowers shall pay to the Lender all then accrued and unpaid interest; provided that the Lender may, in its sole discretion, at any time and from time to time by written notice to the Borrowers, elect for all or any portion of such accrued and unpaid interest to be capitalized into the Loan Balance (the amount so elected, the “Capitalized Interest”), in which case, (i) the Lender shall be treated as if it had made a Loan to the Borrowers in the amount of such Capitalized Interest, (ii) the Capitalized Interest shall cease to be treated as accrued and unpaid interest, and (iii) for the avoidance of doubt, the Loan Balance shall be increased by the amount of such Capitalized Interest, in each case, effective as of the Payment Date upon which such accrued and unpaid interest is due.

2.4 Lender Costs. The Borrowers shall pay the Lender, upon demand, all out-of-pocket costs incurred by the Lender in connection with any of this Agreement, the other Loan Documents and the Transactions (collectively, “Lender Costs”), including the Lender’s reasonable attorneys’ fees and expenses incurred by the Lender in connection with (a) preparing and negotiating the Loan Documents, (b) collecting upon amounts owed by the Borrower hereunder, (c) perfecting the Lender’s Liens, and (d) the enforcement of the Lender’s rights hereunder (including any enforcement of its rights under Article IV); provided that the Lender may, in its sole discretion, at any time and from time to time by written notice to the Borrowers, elect for all or any portion of any accrued and unpaid Lender Cost to be capitalized into the Loan Balance (the amount so elected, the “Capitalized Cost”), in which case, (i) the Lender shall be treated as if it had made a Loan to the Borrowers in the amount of such Capitalized Cost, (ii) the Capitalized Cost shall cease to be treated as accrued and unpaid Lender Costs, and (iii) for the avoidance of doubt, the Loan Balance shall be increased by the amount of such Capitalized Cost, in each case, effective as of the date upon which such accrued and unpaid Capitalized Cost is due.

2.5 Payments.

(a) All Obligations (including all accrued and unpaid Lender Costs, all accrued and unpaid interest and the Loan Balance) shall mature, and all amounts owing hereunder, shall (to the extent not already due and payable) immediately and automatically become due and payable upon the earlier of (the “Maturity Date”) (i) March 31, 2014 or (ii) the acceleration of the Obligations pursuant to Section 7.1.

(b) No prepayments of the Loan Balance shall be permitted, except (i) with the prior written consent of the Lender or (ii) to the extent (A) the Borrowers provide the Lender with at least 60 days prior written irrevocable notice of its intent to prepay and (B) such prepayment is for all Obligations (including the entire Loan Balance and all accrued and unpaid interest) then outstanding. For the avoidance of doubt, the Lender may, after its receipt of such written notice, but prior to such prepayment, exercise its rights under Article VIII and, in the event of such exercise, such prepayment shall be only of the remaining Obligations (but shall be for all of such remaining Obligations) after giving effect to such exercise. For the avoidance of doubt, in no event shall the Borrowers be permitted to make any partial prepayment of the Loan Balance without the prior written consent of the Lender.

(c) Each payment made in respect of the Obligations, regardless of whether such payment is a prepayment permitted under Section 2.5(b), a payment upon maturity of any Loan, any set off pursuant to Section 4.3(j), the application of the proceeds realized from the sale of Collateral, a payment in respect of accrued and unpaid Lender Costs or accrued and unpaid interest, or otherwise, shall be applied in the following order of priority:

(i) first, against Lender Costs then outstanding, until all such Lender Costs have been paid in full;

(ii) second, against all other amounts (if any) owed to the Lender under any of the Loan Documents (other than the Loan Balance and accrued and unpaid interest) until all such amounts have been paid in full;

(iii) third, against accrued and unpaid interest, until all such accrued and unpaid interest has been paid in full; and

(iv) last, against the Loan Balance, until all of the Loan Balance has been paid in full.

(d) Manner of Payment. Any payment in respect of the Obligations shall be made in immediately available funds by wire transfer to the account designated from time to time by the Lender and shall be deemed to have been made on the date such payment is received into such account if such receipt occurs on or prior to 9:00 a.m. (Los Angeles time) or the first Business Day thereafter if such receipt occurs after 9:00 a.m. (Los Angeles time).

(e) No Right to Reborrow. For the avoidance of doubt, under no circumstances shall the Borrowers have the right to reborrow the Loans, or any portion thereof, after the same have been repaid.

Article III

Conditions to Lending

3.1 Closing Date Conditions. The obligation of the Lender to lend the Factoring Agreement Rollover Advance and the Initial Advance shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

(a) Delivery of Documents. The Lender has received the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly and duly authorized, executed and delivered by the signing Borrower and each other party thereto, and each in form and substance satisfactory to the Lender (in its sole discretion):

(i) certificates representing all certificated Capital Stock included in the Collateral, accompanied by undated stock powers duly executed in blank;

(ii) proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Lender may deem necessary or desirable in order to perfect all of the Lender’s Liens;

(iii) evidence of the completion of all other actions, recordings and filings of or with respect to the Collateral that the Lender may deem necessary or desirable in order to perfect all of the Lender’s Liens;

(iv) a Trademark Security Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B, pursuant to which the Borrowers shall grant to the Lenders a Lien with respect to the trademarks and related Intellectual Property described therein to secure the Obligations (the “Trademark Security Agreement”), duly executed by the Borrowers;

(v) a Warrant, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C, pursuant to which Zoo Entertainment shall grant to the Lenders the right to purchase Ten Million Nine Hundred Fifty Two Thousand Seven Hundred Seventy-Five (10,952,775) shares of the Common Stock at the exercise price of $.40 per share (the “Warrant”), duly executed by Zoo Entertainment;

(vi) a favorable written fairness opinion (addressed to the Borrowers and the Lender and dated as of the Closing Date) of ValueScope, Inc., substantially in the form attached hereto as of Exhibit D;

(vii) a certificate executed by the Borrowers and in a form satisfactory to the Lender setting forth the aggregate amount of Existing Unsecured Claims that will be settled on the Closing Date;

(viii) such evidence as the Lender deems appropriate that: (A) 100% of the Capital Stock of Zoo Games and Zoo Publishing is owned by Zoo Entertainment, free and clear of any Lien (other than the Lender’s Liens); and (B) 100% of the Capital Stock of indiePub is owned by Zoo Publishing, free and clear of any Lien (other than the Lender’s Liens and the Factoring Agreement Liens);

(ix) a certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, certifying that: (A) the conditions specified in this Section 3.1 have been satisfied; (B) each of the Borrowers is Solvent, both before and after giving effect to each advance of the Loans; (C) no Material Adverse Effect has occurred since September 30, 2011; and (D) no Default or Event of Default has occurred and is continuing;

(x) a certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, to which are attached true and correct copies of (A) the Organizational Documents of each Borrower and (B) the resolutions of the board of directors of each Borrower which approve the Transactions; and

(xi) such other deliverables as may be reasonably requested by the Lender.

(b) Representations and Warranties; Covenants; Absence of Default. Each of the representations and warranties made by or on behalf of the Borrowers under the Loan Documents is true and correct in all material respects on and as of the Closing Date. Each Borrower has performed in all material respects all covenants and other agreements that are required under Loan Documents to be performed by such Borrower on or prior to the Closing Date. No Default or Event of Default has occurred and is continuing on the Closing Date. There has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Consents and Approvals. All governmental and third party approvals reasonably necessary in connection with the continuing operations of the Borrowers and the Transactions shall have been obtained and be in full force and effect, and the Lender shall have received satisfactory evidence thereof.

3.2 Each Drawdown Date. The obligation of the Lender to lend any Drawdown shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2) on and as of the applicable Drawdown Date:

(a) The Lender shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly and duly authorized, executed and delivered by the signing Borrower and each other party thereto, and each in form and substance satisfactory to the Lender (in its sole discretion):

(i) a Borrowing Request for such Drawdown in accordance with Section 2.2(a);

(ii) a certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, certifying that: (A) that the conditions specified in this Section 3.2 have been satisfied; (B) each of the Borrowers is Solvent, both before and after giving effect to each advance of the Loans; (C) no Material Adverse Effect has occurred since the Closing Date, and (D) no Default or Event of Default has occurred and is continuing; and

(iii) such other deliverables as the Lender may request in its sole discretion.

(b) Representations and Warranties; Covenants; Absence of Default. Each of the representations and warranties made by or on behalf of the Borrowers under the Loan Documents is true and correct in all material respects on and as of such Drawdown Date as if made as on such Drawdown Date. Each Borrower has performed in all material respects all covenants and other agreements that are required under Loan Documents to be performed by such Borrower on or prior to such Drawdown Date. No Default or Event of Default has occurred and is continuing on such Drawdown Date. There has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Consents and Approvals. All governmental and third party approvals reasonably necessary in connection with the continuing operations of the Borrowers and the Transactions shall have been obtained and be in full force and effect, and the Lender shall have received satisfactory evidence thereof.

(d) Use of Proceeds. The Lender, in its sole discretion, agrees with the manner in which the Borrower will use the proceeds of such Drawdown.

Article IV

Grant of Security and Remedial Provisions

4.1 Grant of Security. Each Borrower hereby assigns and transfers to the Lender, and hereby grants to the Lender, a security interest in and continuing lien on all of the personal property of such Borrower, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Borrower or in which such Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) the Pledged Equity Interests;

(b) all Accounts;

(c) all Chattel Paper;

(d) all Commercial Tort Claims;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures

(i) all General Intangibles;

(j) all Instruments;

(k) all Insurance;

(l) all Intellectual Property;

(m) all Inventory;

(n) all Investment Property;

(o) all Letter of Credit Rights;

(p) all Receivables;

(q) all Books and Records;

(r) (i) all money, cash and cash equivalents, and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by the Lender for the account of any Borrower (whether for safekeeping, custody, pledge, transmission or otherwise);

(s) to the extent not otherwise included, all other property of such Borrower and all Proceeds and products, accessions, rents and profits of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(t) all Goods not otherwise described above.

Notwithstanding anything herein to the contrary, (w) each Borrower shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Lender, (x) each Borrower shall remain liable under each of the agreements included in the Collateral, including any Receivables and any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, (y) the Lender shall not have (i) obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, (ii) any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or (iii) any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreement relating to any Receivables and any agreements relating to Pledged Equity Interests, and (z) the exercise by the Lender of any of its rights hereunder shall not release any Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral.

4.2 Delivery of Collateral. All certificates and instruments evidencing the Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto. All such certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender.

4.3 Remedial Provisions.

(a) Certain Matters Relating to Receivables.

(i) During the continuance of an Event of Default, at any time and from time to time, the Lender shall have the right but not the obligation to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Borrower shall furnish all such assistance and information as the Lender may require in connection with such test verifications. At any time and from time to time during the continuance of an Event of Default, upon the Lender’s request and at the expense of the relevant Borrower, such Borrower shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(ii) At any time and from time to time during the continuance of an Event of Default, the Lender may collect each Borrower’s Receivables and any Supporting Obligation and exercise each right such Borrower may have under any Receivable and any Supporting Obligation, in each case, at the Borrowers’ own expense. If required by the Lender at any time upon the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Borrower, (x) shall be forthwith (and, in any event, within two Business Days) deposited by such Borrower in the exact form received, duly endorsed by such Borrower to the Lender if required, in a Collateral Account maintained under the sole dominion and control of the Lender, subject to withdrawal by the Lender for the account of the Lenders only as provided in Section 4.3(f), and (y) until so turned over, shall be held by such Borrower in trust for the Lenders, segregated from other funds of such Borrower. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(iii) At the Lender’s request upon a Default or an Event of Default, each Borrower shall deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

(b) Communications with Obligors; Borrowers Remain Liable.

(i) The Lender in its own name or in the name of others may at any time upon the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Lender’s satisfaction the existence, amount and terms of any Receivables.

(ii) In addition, upon the occurrence and during the continuance of an Event of Default, the Lender may upon written notice to the applicable Borrower, notify, or require any Borrower to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Lender.

(iii) Notwithstanding anything herein to the contrary, each Borrower shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Lender shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating thereto, nor shall the Lender be obligated in any manner to perform any of the obligations of any Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) Investment Property.

(i) Unless an Event of Default shall have occurred and be continuing, each Borrower shall be permitted to receive all cash dividends and other payments paid in respect of the Pledged Equity Interests and to exercise all voting and corporate rights with respect to the Pledged Equity Interests.

(ii) If an Event of Default shall occur and be continuing, then except to the extent otherwise permitted by the Lender: (x) all rights of each Borrower to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise with respect to the Investment Property shall cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, and (y) the Lender shall have the right, without notice to any Borrower, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, if an Event of Default shall occur and be continuing, the Lender shall have the right at any time, without notice to any Borrower, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Borrower shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request, and each Borrower acknowledges that the Lender may utilize the power of attorney set forth herein.

(iii) Each Borrower hereby authorizes and instructs each issuer of Investment Property to (x) comply with any instruction received by it from the Lender in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from such Borrower, and each Borrower agrees that each such issuer shall be fully protected in so complying, and (y) if an Event of Default has occurred and is continuing, pay any dividends or other payments with respect Investment Property directly to the Lender.

(d) Proceeds to be Turned Over to Lender. In addition to the rights of the the Lender specified in Section 4.3(a) with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Borrower consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Borrower in trust for the Lender, segregated from other funds of such Borrower or in a Deposit Account over which the Lender has “control” (within the meaning of Section 9-104 of the UCC), and shall, forthwith upon receipt by such Borrower, be turned over to the Lender in the exact form received by such Borrower (duly endorsed by such Borrower to the Lender, if required). All Proceeds received by the Lender hereunder shall be held by the Lender in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Lender in a Collateral Account (or by such Borrower in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 4.3(f).

(e) Additional Remedial Rights. During the continuance of an Event of Default, at any time and from time to time, the Lender shall have the right but not the obligation to:

(i) require the Borrowers to assemble and make available to the Lender, at the expense of Borrowers, the Collateral at any place mutually convenient to the Lender and the Borrowers;

(ii) remove of all or any part of the Collateral from any premise on which any part may be located for the purpose of effecting a sale or any disposition thereof; and

(iii) enter upon the premises wherever the Collateral may be, freely and without being deemed to disrupt the peace, and take possession of the Collateral, and demand and receive such possession from any person or organization which has possession thereof, and to take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold whenever the Lender shall decide such Collateral in accordance with Section 4.3(g).

(f) Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Lender’s election, the Lender may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 4.3(g)) constituting Collateral realized through the exercise by the Lender of its rights and remedies hereunder, whether or not held in any Collateral Account, and any other amounts received on account of the Obligations, in payment of the Obligations in the following order:

(i) first, to the Lender in accordance with Section 2.5(c);

(ii) second, to the Lender, for application by it towards prepayment of all Obligations (if any) not yet due; and

(iii) thereafter, any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

(g) UCC and Other Remedies.

(i) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction (whether or not the UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Borrower, which right or equity is hereby waived and released. For the avoidance of doubt, each of the parties hereto, by their acceptance of the benefits of this Agreement, agree that the Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any sale or foreclosure proceeding in respect of the Collateral, including sales occurring pursuant to Section 363 of the United States Bankruptcy Code or included as part of any plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the United States Bankruptcy Code, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale or foreclosure proceeding, as applicable. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Borrower, and each Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that a notice given as provided in this Agreement shall constitute reasonable notice. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Borrower agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by using internet sites of recognized standing that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, if such disposition otherwise complies with the conditions set forth in this Section 4.3(g). Each Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. Each Borrower further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at such Borrower’s premises or elsewhere. The Lender shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process either personally or by means of a receiver appointed by a court therefor, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may maintain, repair, renovate, alter or remove the Collateral as the Lender may determine in its discretion, and any such monies so collected or received shall be remitted to the Lender and shall be applied to, or may be accumulated for application upon, the Obligations in accordance with Section 4.3(f) of this Agreement.

(ii) The Lender shall apply the net Proceeds of any action taken by it pursuant to this Section 4.3(g), after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Lender of any other amount required by any provision of law need the Lender account for the surplus, if any, to any Borrower or any other Person. If the Lender sells any of the Collateral upon credit, the Borrower will be credited only with payments actually made by the purchaser and received by the Lender and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and the Borrower shall be credited with the net Proceeds of the sale. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder.

(iii) In the event of any Disposition of any of the Intellectual Property pursuant to this Section 4.3(g), the Goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Borrower shall supply the Lender or its designee with such Borrower’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Borrower’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

(h) Waiver; Deficiency. Each Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

(i) Protective Advances. Without limiting any provisions contained herein or in any other Loan Documents, at its option, the Lender may make “protective advances” to pay for any obligation of any Borrower that has not been timely paid or to make any payments necessary to maintain or preserve value (including going concern value) of the Collateral following and during the continuance of an Event of Default; provided that nothing in this paragraph shall be interpreted as imposing any obligation on the Lender to (i) make any such “protective advance”, or any similar advance or disbursement, or otherwise to establish any course of dealing between the Lender and the Borrowers of any kind or nature or (ii) cure or perform any obligations or other promises of any Borrower. The making of any such “protective advance” shall not be construed as a waiver of any Defaults or Events of Default nor shall the making of any such “protective advance” be construed as a satisfaction, reinstatement, modification, amendment or extension by the Lender of any of the Loans or Loan Documents, or as a waiver, relinquishment or forbearance by the Lender of any of its rights and remedies under any of the Loans or the Loan Documents. All “protective advances” disbursed by the Lender in connection with this paragraph, including reasonable attorneys’ fees, court costs, reasonable expenses and other charges relating thereto, shall be payable, upon demand, by the Borrowers to the Lender and shall be additional Obligations secured hereby and shall bear interest until paid at the Default Rate.

(j) Right of Set-off. From and after any Event of Default, the Lender may, at any time and from time to time, without notice to the Borrowers or any other Person, and to the fullest extent permitted by applicable law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held to or for the credit or the account of the Borrowers against any Obligations, irrespective of whether or not the Lender has made any demand hereunder.

(k) Cumulative Remedies. No delay or omission of the Lender to exercise any right or power arising under this Agreement or any other Loan Document with respect to any Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of any other Event of Default, or impair the rights resulting therefrom. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by applicable law.

(l) Cooperation. Each Borrower agrees to the maximum extent permitted by applicable law that, following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and each Borrower waives the benefit of all such laws to the extent it lawfully may do so. Each Borrower agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of the Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon a Borrower by the Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Lender’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Borrowers in any respect.

4.4 Specific Performance. The Borrower further agrees that a breach of any of the covenants contained in this Article IV will cause irreparable injury to the Lenders, and that the Lenders shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Article IV shall be specifically enforceable against the Borrowers, and the Borrowers hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with this Agreement and the other Loan Documents.

Article V

Representations and Warranties

To induce the Lender to enter into this Agreement and, in the case of the Lenders, to make the Loans, the Borrowers hereby jointly and severally represent and warrant to the Lender, as of the Closing Date and as of each Drawdown Date, that:

5.1 Financial Condition. The financial statements contained in Zoo Entertainment’s SEC Reports or otherwise provided to the Lender pursuant to Section 6.1(a) have been prepared based on the best information available to the Borrowers as of the date of filing or delivery, as applicable, thereof, and present fairly in all material respects the financial condition of the Borrowers as of the date thereof. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

5.2 No Material Adverse Effect. There has been no development or event that has had or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

5.3 Corporate Existence; Compliance with Law. Except as set forth on Schedule 5.3, each Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, (d) maintains all rights, privileges, franchises, Permits and licenses necessary in the normal conduct of its business, and (e) is in compliance with all Requirements of Law, except as, in the case of the foregoing clauses (c), (d), and (e), could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

5.4 Corporate Power; Authorization; Enforceable Obligations. Each Borrower has the corporate or other power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party, including to borrow hereunder. Each Borrower has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to, registration with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. Each Loan Document has been duly executed and delivered on behalf of each Borrower that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution and delivery will constitute, a legal, valid and binding obligation of each Borrower that is a party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, any Organizational Documents or any Contractual Obligation of any of the Borrowers and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created pursuant to this Agreement). No Requirement of Law or Contractual Obligation applicable to any Borrower could reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

5.6 No Material Litigation. Except as disclosed on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or against any of their respective properties or revenues that could reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

5.7 No Default. Except as disclosed on Schedule 5.7, no Borrower is in default under or with respect to any of its Contractual Obligations or Requirements of Law, and the Transactions will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Contractual Obligation or Requirement of Law, in each case, except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.8 Indebtedness. The Borrowers have no Indebtedness other than Indebtedness permitted pursuant to Section 6.2(a).

5.9 Ownership of Property; Liens. Each Borrower has (a) valid leasehold interests in (in the case of leasehold interests in real or personal property), (b) valid licensed rights in (in the case of licensed interests in Intellectual Property), and (c) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their most recent financial statements referred to in Section 5.1, to the extent necessary or used in the ordinary conduct of the respective business of the Borrowers. All such properties and assets are free and clear of Liens except for Liens permitted under Section 6.2(b).

5.10 Intellectual Property. Each Borrower owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim or litigation has been asserted and is pending involving any Intellectual Property owned or exclusively licensed by any Borrower by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrowers does not infringe on the rights of any Person.

5.11 Taxes. Each Borrower has filed or caused to be filed all tax returns that are required to be filed and has paid or caused to be paid all taxes shown to be due and payable on said returns, except any Taxes (a) not yet delinquent or that otherwise remain payable without penalty or (b) which are currently being contested in good faith by appropriate actions and with respect to which adequate reserves in conformity with GAAP have been provided on the books of such Borrower.

5.12 Ownership of Capital Stock. No Borrower owns any Capital Stock except for Capital Stock issued by another Borrower. Schedule 5.12 sets forth (a) the exact legal name and jurisdiction of organization of each Borrower, (b) the principal office of such Borrower, and (c) the percentage and number of each class of Capital Stock owned by such Borrower. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the right to purchase or otherwise acquire any Capital Stock of any Borrower, except as created pursuant to this Agreement or under the Warrant.

5.13 Accuracy of Information, etc. The statements and information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to any Lender, by or on behalf of any Borrower for use in connection with the Transactions, when taken as a whole as of the date such statement, information, document or certificate was so furnished, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made.

5.14 Perfected First Priority Liens. Upon (a) completion of the filings and other actions specified on Schedule 5.14 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Lender in completed and, where required, duly executed form), and (b) the taking or making of other actions and filings, as set forth on Schedule 5.14 hereto, the Lender’s Liens (including the security interests granted in Section 4.1) will constitute valid perfected first priority security interests (except to the extent subordinated to the Factoring Agreement Liens) in favor of the Lender upon all of the Collateral, enforceable in accordance with the terms hereof against all creditors of the Borrowers and any Persons purporting to purchase any such Collateral from any Borrower.

5.15 Solvency. Each Borrower is, and after the incurrence of all Obligations being incurred in connection herewith will be, Solvent. Each of the chief executive officer and chief financial officer, if any, of each Borrower acting in their capacity as such have made the determination necessary for each Borrower to make this representation after having conducted a diligent inquiry on a good faith basis and based on such officer’s actual knowledge; and such officers have not conveyed any information to the contrary to any other Person at any time.

5.16 Financial Advisors. Other than fees payable to the Lender in connection with the Agreement, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Borrowers with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Lender against, and agrees that it will hold the Lender harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.17 Deposit Accounts and Securities Accounts. Set forth on Schedule 5.17 is a listing of all of the Borrowers’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary, (a) the name and address of such Person, (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person, and (c) the relevant Borrower or Borrowers.

5.18 Capitalization. If Four Million Three Hundred Eighty One Thousand One Hundred and Ten Dollars ($4,381,110) in Obligations were converted into Common Stock pursuant to Section 8.1 and the Warrant were fully exercised, in each case, by the Lender on the Closing Date, the Lender would receive no less than Ten Million Nine Hundred Fifty Two Thousand Seven Hundred Seventy-Five (10,952,775) shares of Common Stock, which would represent at least 30.1% of the issued and outstanding Common Stock as of the Closing Date on a fully diluted basis.

Article VI

Certain Covenants

6.1 Affirmative Covenants. The Borrowers hereby jointly and severally agree that, until the later of the Maturity Date or the payment and other satisfaction in full of all Obligations, the Borrowers shall:

(a) Delivery of Information. furnish promptly to the Lender such (i) annual, quarterly or other periodic financial statements (which, if requested by the Lender shall be audited by an independent public accountant of national standing), (ii) annual, quarterly or other periodic reports, or (iii) other information regarding the Borrowers (including all information that would be contained in an annual report on Form 10-K, a quarterly report on Form 10-Q, and periodic reports on Form 8-K and filed with the Securities and Exchange Commission (the “SEC”) if Zoo Entertainment were an issuer of a security registered pursuant to Section 12 of the Exchange Act), in each case, as the Lender may request from time to time in its sole discretion;

(b) Notices of Material Events. furnish promptly to the Lender written notice, of the following events (in each case, describing such event in reasonable detail and no later than the second Business Day after becoming aware thereof):

(i) the occurrence of any Default or Event of Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(iii) the creation or existence of any Lien (other than a Lender’s Lien or the Factoring Agreement Liens) on any of the Collateral that would adversely affect the ability of the Lender to exercise any of its remedies hereunder; or

(iv) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(c) Conduct of Business.

(i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Borrowers’ respective legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of their respective business;

(ii) keep and maintain all property material to the conduct of their respective business in good working order and condition, ordinary wear and tear excepted; and

(iii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations;

(iv) pay their respective obligations, including tax liabilities before the same shall become delinquent or in default, except where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) any Borrower has set aside on its books adequate reserves with respect thereto if required in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect; and

(v) comply with (i) their respective Organizational Documents and (ii) all Requirements of Law;

(d) Books and Records; Inspection Rights.

(i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Borrowers’ business and activities; and

(ii) permit any representative designated by any Lender, upon reasonable prior notice, to visit and inspect a Borrower’s properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; and

(e) Maintenance of Perfected Security Interest; Further Documentation.

(i) maintain and preserve the Lender’s Liens as security interests having at least the perfection and priority described in Section 5.14 and use best efforts to defend the title to the Collateral and the Lender’s Liens against the claims and demands of all Persons whomsoever, subject to the rights (if any) of a Borrower under this Agreement to dispose of the Collateral;

(ii) at any time and from time to time, upon the written request of the Lender, and at the sole expense of such Borrower, promptly and duly execute, acknowledge and deliver, and have recorded, all such further instruments and documents, and take such further actions as the Lender may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Lender’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement, the Lender’s Liens and of the interests, rights and powers herein granted; and

(iii) cooperate with the Lender, at the Borrowers’ sole expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with the Lender’s Liens or any sale or transfer of the Collateral.

6.2 Negative Covenants. The Borrowers hereby jointly and severally agree that, until the later of the Maturity Date or the payment and other satisfaction in full of all Obligations, none of the Borrowers shall:

(a) Limitation on Indebtedness. (i) create, incur, assume or suffer to exist any Indebtedness (whether as a borrower, guarantor or otherwise), except for (x) the Obligations and (y) unsecured trade indebtedness that is incurred in the ordinary course of business in an aggregate principal amount (for all Borrowers, collectively) not to exceed Five Million Dollars ($5,000,000) at any time outstanding, and (z) Zoo Publishing’s obligations under the Factoring Agreement, which shall not, in the aggregate, after giving effect to the Factoring Agreement Rollover Advance, exceed $250,000; or (ii) cancel any Indebtedness owing to any Borrower;

(b) Limitation on Liens. create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(i) the Lender’s Liens;

(ii) the Factoring Agreement Liens;

(iii) Liens for taxes not yet delinquent or that otherwise remain payable without penalty, or which are being contested in good faith by appropriate actions, provided that adequate reserves with respect thereto are maintained on the books of such Borrower, as the case may be, in conformity with GAAP; and

(iv) carriers,’ warehousemen’s, mechanics,’ materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty days or otherwise remain payable without penalty or that are being contested in good faith by appropriate actions; provided that adequate reserves with respect thereto are maintained on the books of such Borrower, as the case may be, in conformity with GAAP.

(c) Limitation on Fundamental Changes; Dispositions of Collateral. enter into any merger, consolidation or other reorganization with or into any other Person, or sell, transfer or assign to any Person all or a portion of the assets or any of the Borrowers (other than the sale of inventory in the ordinary course of business consistent with past practices), permit any other Person to consolidate with or merge with it, or engage in any transaction having a substantially similar result as any of the foregoing, or attempt, offer or contract to do any of the foregoing;

(d) Limitation on Restricted Payments. make any Restricted Payment, except that, so long as no Default or Event of Default shall exist and be continuing, any Borrower that is a Subsidiary of another Borrower may declare and pay dividends and other distributions to such other Borrower;

(e) Limitation on Investments. make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person, except (i) extensions of trade credit in the ordinary course of business and (ii) investments in cash equivalents for cash management purposes;

(f) Limitations on Changes in Locations or Name. except upon not less than twenty Business Days’ prior written notice and delivery to the Lender of all additional financing statements and other documents (executed where appropriate) reasonably requested by the Lender to maintain the validity, perfection and priority of the Lender’s Liens:

(i) to the extent that an additional financing statement would need to be filed, change its jurisdiction of organization or the location of its chief executive office or sole place of business from that listed on Schedule 5.12; or

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with any Loan Document would become misleading; or

(iii) bill Accounts under any name except the present name of the Borrower to which such Accounts are owing;

(g) Limitation on New Subsidiaries. create or permit to exist any Subsidiary of any Borrower other than Zoo Games, Zoo Publishing, indiePub, or Zoo Entertainment Europe, Ltd. (“Zoo Europe”);

(h) Limitation on Issuances of Capital Stock. issue any Capital Stock, except for (i) Common Stock issued to the Lender or its designee pursuant to Article VIII or the Warrant, (ii) Common Stock issued to bona fide third-party purchasers that results in the receipt by Zoo Entertainment of net proceeds from such issuance of at least 150% of the Conversion Price per share of Common Stock so issued, (iii) up to 1,270,068 shares of Common Stock issuable upon the exercise of the 1,270,068 Zoo Entertainment warrants outstanding as of September 30, 2011, as disclosed on page 23 of the Quarterly Report on Form 10-Q filed by Zoo Entertainment with the SEC on November 21, 2011 (the “November 10-Q”), (iv) up to 1,222,659 shares of Common Stock issuable upon exercise of Zoo Entertainment stock options outstanding as of September 30, 2011, as disclosed on page 22 of the November 10-Q, and (v) without duplication of shares included in the foregoing clause (iii) or (iv), up to 992,770 shares of Common Stock issuable pursuant to Zoo Entertainment’s 2007 Employee, Director and Consultant Stock Plan, as amended prior to the Closing Date; or

(i) Limitation on Account Changes. change its fiscal year or make any changes in accounting treatment and reporting practices, except as required by GAAP or by Requirement of Law.

6.3 Certain Post-Closing Covenants. The Borrowers hereby jointly and severally agree that, in addition to the covenants set forth in Sections 6.1 and 6.2, the Borrowers shall:

(a) no later than five (5) Business Days after the Closing Date, deliver to Lender:

(i) account control agreements substantially in the form of that attached hereto as Exhibit E with respect to all of the Borrowers’ Deposit Accounts, in each case duly executed by (A) the Borrower in whose name such Deposit Account is held, and (B) Fifth Third Bank, an Ohio banking corporation, and each other bank with which such Deposit Account is maintained

(ii) a certificate of good standing issused by the Secretary of State of the State of Delaware evidencing that Zoo Entertainment is a corporation existing and in good standing under the laws of the State of Delaware;

(iii) a favorable written legal opinion (addressed to the Lender and dated as of the Closing Date) of Keating Meuthing and Klekamp PLL, counsel to the Borrowers, in the form reasonably requested by the Lender;

(iv) proper terminations of the following financing statements in a form appropriate for filing under the UCC of the State of Delaware: (A) Delaware Financing Statement 12283185, filed June 15, 2011, specifying indiePub as “Debtor” and Working Capital Solutions, as “Secured Party”; and (B) Delaware Financing Statement 12283367 filed June 15, 2011, specifying indiePub as “Debtor” and Working Capital Solutions, as “Secured Party”;

(v) with respect to Zoo Europe, (A) certificates representing all certificated Capital Stock of Zoo Europe accompanied by undated stock powers duly executed in blank; and (B) account control agreements reasonably acceptable to Lender with respect to the Deposit Accounts maintained by Zoo Europe; and

(b) no later than ten (10) Business Days after the Closing Date after the Closing Date, deliver to Lender a Registration Rights Agreement, effective as of the Closing Date, in a form satisfactory to Lender in its reasonable discretion and pursuant to which Zoo Entertainment shall agree to register, upon demand by the Lender, all Capital Stock received by the Lender pursuant to this Agreement (including pursuant to Article VIII) or the exercise of the Warrant.

Article VII

Events of Default

7.1 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any Obligation (including any accrued and unpaid interest or any portion of the Loan Balance) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been materially incorrect when made or deemed made;

(c) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.1(b), 6.1(c)(i), (with respect to such Borrower’s existence) or 6.2; provided that with respect to any non-consensual Lien on any property or asset of any Borrower, no Default or Event of Default shall exist under this Section 7.1(c) unless any such Lien shall not have been terminated, removed or released within thirty days from the date such Lien was initially placed thereon;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in Section 6.1(b), 6.1(c)(i), (with respect to such Borrower’s existence) or 6.2), and such failure shall continue unremedied for a period of thirty days after notice thereof from the Lender (given at the request of any Lender) to the Borrowers;

(e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or their respective debts, or of a material part of their respective assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety days or an order or decree approving or ordering any of the foregoing shall be entered;

(f) any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.1(e), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against any of them in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(g) any Borrower shall become unable, admit in writing or fail generally to pay its debts as they become due;

(h) one or more judgments for the payment of money arising after the Closing Date in an aggregate amount in excess of $200,000 in excess of applicable insurance shall be rendered against any Borrower or group of Borrowers and the same shall remain undischarged for a period of thirty consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower to enforce any such judgment;

(i) any party to a judgment in excess of $200,000 against a Borrower shall seek to enforce such judgment against any Borrower;

(j) the Lender shall cease to have a valid, perfected, first priority Lien (except to the extent subordinated to the Factoring Agreement Liens) on all of the Collateral or any Borrower shall assert that the Lender does not have a valid, perfected, first priority Lien (except to the extent subordinated to the Factoring Agreement Liens) on any Collateral; or

(k) any Loan Document or any material term thereof shall cease to be, or be asserted by any Borrower not to be, a legal, valid and binding obligation of such Borrower (or any other Borrower) enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to any Borrower described in Section 7.1(e) or 7.1(f)), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrowers take one or all of the following actions, at the same or different times: (i) declare all or a portion of the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Obligations related to the Loans so declared, including the principal of such Loans, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law, and (ii) exercise all other rights and remedies under the Loan Documents and applicable law; and in case of any event with respect to any Borrower described in clause Section 7.1(e) or 7.1(f), all Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Article VIII

Conversion Rights

8.1 Conversion into Common Stock. The Lender may, at its sole option at any time and from time to time, by written notice elect to convert all or any part of the Obligations into shares of Common Stock (a “Conversion”). Upon a Conversion, the Lender (or its designee) shall be entitled to receive, and shall be issued, the number of shares of Common Stock (the “Conversion Securities”) equal to the amount converted divided by the then Conversion Price, subject to adjustment pursuant to Section 8.2; provided that no fractional Conversion Securities shall be issued upon any Conversion, and any fractional Conversion Securities to which the Lender would otherwise be entitled shall be rounded up to the nearest whole share. Such Conversion shall be effective, and the Lender (or its designee) shall be deemed to be the holder of the Conversion Securities, as of the date upon which the Lender delivers such written notice or such later date as may be agreed by the Lender and Zoo Entertainment (such date, the “Conversion Date”). Zoo Entertainment covenants and agrees that all Conversion Securities shall be duly and validly authorized and issued, fully paid and nonassessable, and free from all Liens. As soon as reasonably practicable after the Conversion Date, Zoo Entertainment shall, at its expense, issue and deliver to the Lender (or its designee) (a) one or more certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Zoo Entertainment) for the applicable Conversion Securities, registered in the name of the Lender (or its designee), free of any and all Liens, and (b) if requested by the Lender, a legal opinion from counsel to Zoo Entertainment, in form and substance reasonably satisfactory to the Lender that such Conversion Securities are duly and validly authorized and issued, fully paid and nonassessable.

8.2 Conversion Price. The “Conversion Price” shall initially be $0.40 per share of Common Stock. The Conversion Price shall be subject to adjustments as follows:

(a) In case Zoo Entertainment shall (i) pay a dividend on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a lesser number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of its Capital Stock, then the Conversion Price shall be adjusted so that the Lender (or its designee) shall be entitled to receive, upon such Conversion, the number of Conversion Securities which the Lender (or its designee) would have owned or have been entitled to receive after the happening of such event had such Conversion occurred immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification. In addition, in the case (x) Zoo Entertainment shall pay a dividend on the Common Stock in assets (other than cash or Common Stock) or (y) the Common Stock is or becomes converted into any other security or asset, then the Conversion Securities to which the Lender (or its designee) is entitled shall include such other security or assets that the Lender (or its designee) would have owned or have been entitled to receive after the happening of such event had such Conversion occurred immediately prior to the record date in the case of such dividend or the effective date in the case of any such conversion. An adjustment made pursuant to this Section 8.2(a) shall be made whenever any such events shall happen, but shall become effective retroactively after such record date or such effective date, as the case may be, as to portion of the Obligations for which there is a Conversion between such record date or effective date and the date of happening of any such event.

(b) All adjustments under this Section 8.2 shall be made to the nearest cent.

(c) In case at any time conditions arise by reason of action taken by Zoo Entertainment which, in the opinion of its board of directors or in the opinion of the Lender, are not adequately covered by the other provisions of this Section 8.2 and which might materially and adversely affect the rights of the Lender, then the board of directors of Zoo Entertainment shall appoint a firm of independent certified public accountants of recognized national standing, who may be the accountants then auditing the books of Zoo Entertainment. Such accountant shall determine the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 8.2, necessary with respect to the Conversion Price so to preserve, without dilution, the rights of the Lender and the economic benefit intended to be conferred upon the Lender and to otherwise ensure that the Lender is not prejudiced by such action. Upon receipt of such opinion, the board of directors of Zoo Entertainment shall forthwith make the adjustments described in such report. In this regard, Zoo Entertainment shall be deemed to have undertaken a fiduciary duty with respect to the Lender.

(d) Whenever the Conversion Price is adjusted pursuant to this Section 8.2, Zoo Entertainment shall promptly deliver to the Lender a certificate signed by a Responsible Officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

8.3 Preservation of Rights.

(a) Zoo Entertainment covenants and agrees that it shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of effecting the Conversions, the full number of Conversion Securities then deliverable in the event and upon a Conversion.

(b) Notwithstanding anything herein to the contrary, Zoo Entertainment shall not, by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms of this Article VIII, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender against dilution. Without limiting the generality of the foregoing, Zoo Entertainment (i) shall not increase the par value of any shares of Capital Stock receivable on a Conversion, (ii) shall take all such action as may be necessary or appropriate in order that Zoo Entertainment may validly and legally issue fully paid and non-assessable shares of Common Stock on a Conversion, and (iii) shall not issue any Capital Stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

Article IX

Miscellaneous

9.1 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrowers or the Lender under this Agreement or the other Loan Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrowers or to the Lender, at its respective fax number or address set forth below. All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by telecopy transmission, upon confirmation of receipt:

The Lender:

MMB Holdings LLC

888 Linda Flora Drive

Los Angeles, CA 90049

Attention: David E. Smith

Fax Number: 310-576-3520

with a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, CA 90071

Attention: C. David Lee

Fax Number: (213) 687-3702

The Borrowers:

c/o Zoo Entertainment, Inc.

11258 Cornell Park Drive, Suite 608

Blue Ash, OH 45252

Attention: Chief Executive Officer

with a copy to:

Keating Muething & Klekamp PLL

One East 4th Street

Suite 1400

Cincinnati, OH 45202

Attention: F. Mark Reuter

Fax Number: (513) 579-6457

9.2 Waivers; Amendments.

(a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall have been made in writing pursuant to Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement, nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and Lender.

9.3 Indemnity; Damage Waiver.

(a) The Borrowers shall, jointly and severally, indemnify the Lender, the Lender’s Affiliates, and the members, managers, directors, officers, employees, agents and advisors of the Lender and its Affiliates (each such Person, an “Indemnitee”) against, and defend and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses, including the fees, charges and disbursements of counsel for the Indemnitees and, if any Indemnitee determines in good faith (on its own or on the advice of counsel) that there are actual or potential conflicts of interest among one or more such Indemnitees, any counsel for each such Indemnitee making such determination, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, the Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions, (b) the Loans or the use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the Transactions, or the Loans or the use of the proceeds thereof.

9.4 Successors and Assigns.

(a) The provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) the Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.4(b).

(b) Lender may at any time and from time to time assign to one or more Persons (each an “Assignee”), all or a proportionate part of all of its rights and obligations under this Agreement, the Promissory Note, the other Loan Documents and otherwise in respect of the Obligations, on the condition that the Assignee assumes the Lender’s rights and obligations to the extent assigned. Upon such assignment, the Assignee will have the rights and obligations of the “Lender” under this Agreement to the extent of the portion of the Obligations assigned to Assignee, and the Lender will be released from its obligations hereunder to a corresponding extent, and no further consent or action by any other Person will be required. In the event of such an assignment, each Borrower agrees to take such actions and make such modifications to this Agreement and to the other Loan Documents as will facilitate such assignment (including the execution of a new Promissory Note or Promissory Notes), provided that such actions or modifications do not materially increase or otherwise materially adversely affect the Obligations of any Borrower or materially impair such Borrower’s rights under this Agreement or any other Loan Document.

9.5 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation is outstanding. The provisions of Section 9.3 shall survive and remain in full force and effect regardless of the consummation of Transactions, the repayment of the Obligations, and the termination of this Agreement or any provision hereof.

9.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article III, this Agreement shall become effective when it shall have been executed by the Borrower and the Lender. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by e-mail of a PDF or similar electronic image file shall be effective as delivery of a manually executed counterpart of this Agreement.

9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrowers against any of and all the obligations any Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

9.9 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Loan Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts within the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the federal courts located within County of Los Angeles, State of California. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.10 No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

9.11 Relationship of Parties. The relationship between the Borrowers, on the one hand, and the Lender, on the other, is, and at all times shall remain, solely that of borrowers and lender. The Lender shall not under any circumstances be construed to be a partner or joint venturer of the Borrowers or any of their Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary, advisory or agency relationship with the Borrowers or any of their Affiliates, or to owe any fiduciary duty to the Borrowers or any of their Affiliates. The Lender does not undertake or assume any responsibility or duty to the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrowers or any of their Affiliates of any matter in connection with its or their property, any security held by the Lender or the operations of the Borrowers or any of their Affiliates. The Lender and its Affiliates may have economic interests that conflict with those of the Borrowers. The Borrowers and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Lender in connection with such matters is solely for the protection of the Lender and neither the Borrowers nor any of their Affiliates is entitled to rely thereon.

9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.13 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.15 Waivers and Agreements of Borrowers. While not intended by the parties hereto, if it is determined that any Borrower is a surety of any other Borrower:

(a) without limiting the provisions of Section 1.5, the covenants, agreements and obligations of each Borrower set forth herein are joint and several and shall be primary obligations of such Borrower, and such obligations shall be absolute, unconditional and irrevocable, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable;

(b) each Borrower hereby waives, to the fullest extent permitted by applicable law, (i) any right of redemption with respect to any of the Collateral after the sale hereunder, and all rights, if any, of marshalling of any of the Collateral or other security for the Obligations, and (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (A) proceed against any other Borrower or any other Person, (B) proceed against or exhaust any other Collateral or security for any of the Obligations, or (C) pursue any remedy in the Lender’s power whatsoever;

(c) each Borrower hereby waives any defense based on or arising out of any defense of any other Borrower or any other Person other than payment in full of the Obligations, including any defense based on or arising out of the disability of any other Borrower or any other Person, or the enforceability of any of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower other than payment in full of the Obligations;

(d) each Borrower waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrower; and

(e) each Borrower waives any and all other rights and defenses that might otherwise be available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including any and all rights or defenses such Borrower may have by reason of protection afforded to any Borrower with respect to any of the Obligations or any other Borrower, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; as provided above, this Agreement and all of the Loan Documents shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles and this Section 9.15 is included herein solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law in any way govern this Agreement, any other Loan Document or any of the Obligations.

[The signatures are on the following page.]

In witness whereof, the parties hereto have executed this Agreement as of the date first written above.

BORROWERS:

Zoo Entertainment, Inc.

By:
Name: Title:

Zoo Games, Inc.

By:
Name: Title:

Zoo Publishing, Inc.

By:
Name: Title:

indiePub, Inc.

By:
Name: Title:

Signature Page – Loan and Security Agreement

In witness whereof, the parties hereto have executed this Agreement as of the date first written above.

Lender:

MMB Holdings LLC

By:	Mojobear Capital LLC, its managing member

By:
Name: Title:

Signature Page – Loan and Security Agreement